UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: June 14, 2010

(Date of earliest event reported)

NAUTILUS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16400 SE Nautilus Drive

Vancouver, Washington 98683

(Address of principal executive offices and zip code)

(360) 859-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAUTILUS, INC.

FORM 8-K

Item 1.01	Entry into a Material Definitive Agreement

On June 16, 2010, Nautilus, Inc. (the “Company”) and GE Money Bank (“GE”) entered into a Private Label Consumer Credit Card Program Agreement (the “Program Agreement”), effective on June 15, 2010, providing for the terms under which GE will offer customized private label consumer financing programs to qualified customers of the Company.

The Program Agreement provides for the terms and conditions under which GE will offer financing to consumers purchasing goods from the Company. The Company has initiated required systems changes and expects to begin offering consumer financing under the Program Agreement by late August 2010. Except with respect to applications declined by GE, the Company is obligated pursuant to the Program Agreement to promote the credit program offered by GE and to refrain from offering similar financing arrangements to consumers either directly or through other financing providers. The Company intends to terminate its private label revolving credit card program with HSBC Bank Nevada, N.A. (“HSBC”) and is currently in discussions with HSBC in connection with this transition.

The Program Agreement sets forth certain discount, promotional and other pricing terms applicable to the Company and its customers in connection with the provision of financing by GE. The initial term of the Program Agreement is effective until June 15, 2015, and is automatically renewed for successive one-year terms unless terminated, which may occur at end of the initial term upon not less than 12 months’ prior written notice. The Program Agreement may also be terminated by either party in certain other situations including, but not limited to, bankruptcy, material adverse changes, dissolution, change of control, default under third-party financing arrangements, and breach of contract. The foregoing description of the Program Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Program Agreement.

On June 14, 2010, the Company and Dent-A-Med, Inc. (“Dent-A-Med”) entered into a HELPcard Merchant Agreement (the “Merchant Agreement”), effective on June 11, 2010, providing for the terms under which Dent-A-Med will offer customized private label consumer financing programs (“HELPcard”) to qualified customers of the Company. The Company intends to offer HELPcard financing to customers with respect to credit applications which have been declined by either HSBC or GE.

The Merchant Agreement provides for the terms and conditions under which Dent-A-Med will offer financing to consumers purchasing goods from the Company. The Merchant Agreement sets forth certain consumer pricing terms and fees applicable to the Company and its customers in connection with the provision of HELPcard financing. The Merchant Agreement is effective until June 11, 2011, and is automatically renewed for successive one-year terms unless the contract is terminated by either party. The Merchant Agreement may be terminated by either party upon not less than 30 days prior written notice. The foregoing description of the Merchant Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merchant Agreement.

Safe Harbor Statement:

This Current Report on Form 8-K includes forward-looking statements including statements regarding the expected transition between the existing consumer financing program offered through HSBC Bank Nevada, N.A. and the new program to be offered through GE Money Bank. Factors that could cause actual results to differ materially from these forward-looking statements include continued unfavorable economic conditions affecting consumer spending and consumer financing, the conduct and outcome of discussions concerning the existing consumer finance arrangement with HSBC Bank Nevada, N.A. and problems associated with implementation of systems for launch of the GE Money Bank program. Please refer to our reports and filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, for a further discussion of these risks and uncertainties. We also caution you not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.
(Registrant)

June 18, 2010	By:	/S/ KENNETH L. FISH
(Date)		Kenneth L. Fish
Chief Financial Officer

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